SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2006 (July 12, 2006)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (304) 234-9000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2006, WesBanco, Inc. entered into an Amended and Restated Credit Agreement and Line of Credit Note (collectively, the “Credit Facility”) with JP Morgan Chase Bank, N.A. providing for aggregate borrowings of up to $35 million and an originally scheduled maturity date of July 12, 2007. The Credit Facility accrues interest at an Adjusted LIBOR rate and requires the payment of consecutive quarterly installments of interest only commencing on October 12, 2006. An initial advance of $11 million was used to repay the balance outstanding under the revolving credit agreement discussed under Item 1.02 below.
The Credit Facility contains various conditions precedent to borrowing and affirmative and negative covenants including the following:
Borrower shall maintain at all times each financial institution Subsidiary’s categorization as ‘Well Capitalized’ as defined by the regulations of each respective Subsidiary’s primary federal Government Authority.
Borrower shall at all times maintain a “Financial Institution Subsidiary’s Consolidated Non-Performing Assets Ratio” of not greater than one and 75/100 percent (1.75%), which is the ratio, determined on a consolidated basis for the Borrower, of (i) the sum of “Non-Performing Assets” plus “OREO,” to (ii) the sum of “Total Loans” plus “OREO.” The term “Non-Performing Assets” means the sum of all loans classified as past due 90 days or more and still accruing interest, all loans classified as ‘non-accrual’ and no longer accruing interest, all loans classified as ‘restructured loans and leases’, and all other ‘non-performing loans.’ The term “Total Loans” means the total of all performing and non-performing loans. The term “OREO” means the book value, net of accumulated depreciation, of all other real estate owned by the financial institutions Subsidiary and its Subsidiaries for which this ratio is being computed; provided, however, that this term excludes all real estate which is occupied and used by the financial institutions Subsidiary and its Subsidiaries in the ordinary course of business. The “Financial Institution Subsidiary’s Consolidated Non-Performing Assets Ratio” shall be measured quarterly and shall be determined from the applicable quarterly financial statements filed with the applicable Governmental Authority.
On July 14, 2006, WesBanco entered into a “Note Modification Agreement” whereby the maturity date of the Credit Facility was changed from July 12, 2007 to July 12, 2008.
The foregoing description of the terms and conditions of the Credit Facility and related Note Modification Agreement is not complete and is qualified in all respects by the actual provisions of the Credit Facility and Note Modification Agreement, copies of which have been filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. Capitalized terms used in this Item 1.01 but not defined herein have the meanings ascribed to them in the Credit Facility.

Item 1.02. Termination of a Material Definitive Agreement

In connection with entering into the Credit Facility discussed in Item 1.01 above, WesBanco terminated and repaid the balance owed under a revolving credit agreement with SunTrust Bank dated July 30, 2004 (as amended or modified from time to time) a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to WesBanco’s Quarterly Report on Form 10-Q on November 9, 2004.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)            Exhibit  10.1 --  Amended and Restated Credit Agreement between JP Morgan Chase Bank, N.A. and
WesBanco, Inc.
10.2 -- Line of Credit Note between JP Morgan Chase Bank, N.A. and WesBanco, Inc.
10.3 -- Note Modification Agreement between JP Morgan Chase Bank, N.A. and WesBanco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

July 17, 2006	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President and
Chief Financial Officer